UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2006

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Liz Claiborne, Inc. (the “Company”), took action pursuant to the terms of the shareholder approved Liz Claiborne, Inc. 2000 Stock Incentive Plan, awarding shares of restricted stock to certain Company employees. Shares vest in equal installments upon achievement of certain financial performance metrics during the third and fourth quarter of 2006, with one-half vesting on or before March 31, 2007 and one-half vesting on January 1, 2008, subject to Reporting Person’s continued employment with the Company.

Company employees who were awarded Restricted Stock include the following Executive Officers:

Executive Officer:	Number of Restricted Shares:

Lawrence D. McClure	12,500
Michael Scarpa	19,100
John J. Sullivan	13,500
Trudy F. Sullivan	32,300

In addition, on January 23, 2006, the Committee, following its review of market data and other considerations, and in consultation with outside compensation consultants, approved material salary increases for 2006 for the following Executive Officers:

Executive Officer:	2006 Salary:

Michael Scarpa	$650,000
Trudy Sullivan	$1,100,000

On January 24, 2006, the Board of Directors approved the adoption of the Liz Claiborne, Inc. Outside Director’s Deferral Plan (the “Plan”), which Plan amends and restates the Liz Claiborne, Inc. Amended and Restated Outside Directors’ 1991 Stock Ownership Plan by deleting the provisions for equity grants and amending the deferral provisions to the extent necessary to avoid the imposition of tax under section 409A of the Internal Revenue Code of 1986, as amended. Under the Plan, directors who are not Company employees have an opportunity to defer part or all of their director fees and any awards of common stock made pursuant to the Company’s equity incentive plans and arrangements.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b), (c)  On January 24, 2006, the Company announced that Paul R. Charron, Chairman and Chief Executive Officer, plans to retire at the end of 2006 when his current contract expires.

In addition, the Company announced the appointment of Trudy Sullivan, 56, as President. Ms. Sullivan joined Liz Claiborne Inc. in 2001 as Group President, Liz Claiborne Casual, Collection and Liz Claiborne Woman. In 2002, she was named an Executive Vice President and assumed additional responsibility for Accessories, Cosmetics, Retail, Outlet and Licensing, and since 2005 has had oversight responsibility for all of the Company’s brands. Previously, Ms. Sullivan had been President of J. Crew Group, Inc.

The press release announcing these changes (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 24, 2006.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: January 27, 2006	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, Deputy General Counsel and Secretary